EXHIBIT 23(ii)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pfizer Inc.:

We consent to the use of our reports dated February 27, 2009, with respect to the financial statements of Pfizer Inc. and Subsidiary Companies and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/ KPMG LLP

New York, New York
October 9, 2009